UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 13, 2010, Pinnacle Entertainment, Inc. (the “Company”) concluded that it would cancel the Company’s Sugarcane Bay project in Lake Charles, Louisiana and would record impairment charges related to real estate, development costs, and the gaming license. Management estimates that the amount of the 2nd quarter impairments will be between approximately $30 million to $40 million and does not anticipate any future cash expenditures in connection with the impairments.  In addition, management anticipates that there may be cash expenditures associated with terminating certain contracts related to Sugarcane Bay, which amounts management cannot estimate at this time.  The ranges for the impairments represent preliminary estimates and remain subject to additional review, including review by the Company’s auditors, and the final amount of the impairments could differ materially from the preliminary estimates.

Item 2.06. Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)

On April 15, 2010, the Company and Alain Uboldi entered into the First Amendment to the Amended and Restated Employment Agreement, dated as of December 22, 2008 (the “First Amendment”). The First Amendment provides that Mr. Uboldi’s title has been changed to Executive Vice President, Belterra and Boomtown from Chief Operating Officer. In addition, the First Amendment provides that Mr. Uboldi is responsible for supervision and oversight of the Company’s operations at Belterra Casino Resort & Spa, Boomtown Bossier City, Boomtown New Orleans and Boomtown Reno. The First Amendment does not affect the compensation or benefits that Mr. Uboldi is entitled to receive under his employment agreement.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On April 15, 2010, the Company issued a press release regarding the cancellation of the Company’s Sugarcane Bay project. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	First Amendment to Amended and Restated Employment Agreement, dated as of April 15, 2010, between Pinnacle Entertainment, Inc. and Alain Uboldi
Exhibit 99.1	Press Release dated April 15, 2010, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: April 16, 2010	By:	/s/ John A. Godfrey

John A. Godfrey Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	First Amendment to Amended and Restated Employment Agreement, dated as of April 15, 2010, between Pinnacle Entertainment, Inc. and Alain Uboldi
Exhibit 99.1	Press Release dated April 15, 2010, issued by Pinnacle Entertainment, Inc.